Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of December ___, 2014, is entered into by and among Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer”), having an address at 400 Kelby Street, 9th Floor, Fort Lee, NJ 07024, PTES Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pioneer (“PTES”), having an address at 400 Kelby Street, 9th Floor, Fort Lee, NJ 07024, and ___________________________, if an entity, a ____________ organized in ____________, or a natural person, having an address at _______________________________________ (“Seller”).

RECITALS

WHEREAS, Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), having an address at 6321 Bury Drive, Suite 8, Eden Prairie, MN 55346, is indebted to Seller, pursuant to the terms and conditions of that certain note, executed by the Company on the date set forth in the signature page hereto and payable to the order of Seller in the original principal amount set forth in the signature page hereto, plus accrued and unpaid interest (the “Note”) [and has issued to Seller that certain warrant to purchase up to the number of shares of common stock of the Company set forth in the signature page hereto (the “Warrant”)]; and

WHEREAS, in connection with PTES’s acquisition of control of the Company, PTES is soliciting to purchase all outstanding convertible and non-convertible notes of the Company and warrants accompanying such notes for maximum aggregate consideration of up to $2,892,700 (the “Maximum Note Purchase Amount”); and

WHEREAS, PTES has delivered to all holders of outstanding convertible and non-convertible notes and warrants of the Company (the “Noteholders”) a circular setting forth the terms and conditions of the proposal to purchase the notes and warrants of the Company, dated as of December 5, 2014 (as may be amended or supplemented from time to time, the “Circular”), which expires at 10 a.m., New York Time, December 15, 2014 (the “Expiration Date”); and

WHEREAS, Seller wishes to sell, assign and transfer to PTES, and PTES wishes to purchase from Seller, the Note [and the Warrant] and all right, title, and interest related thereto; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.            Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign and transfer to PTES, and PTES hereby agrees to purchase and accept, the Transferred Rights (as defined herein). “Transferred Rights” means all right, title, and interest in, to and under the Note [and the Warrant] and, to the extent related thereto, the following: (a) all amounts payable and rights available to Seller (if any) under the Note [and the Warrant] and all obligations owed to Seller by the Company in connection with the Note [and the Warrant] (if any) (b) all claims (including contract claims, tort claims, and claims under any law governing the purchase and sale of securities), suits, causes of action, and any other right of Seller whether known or unknown, against the Company or any other person that in any way is based upon, arises out of or is related to any of the foregoing; and (iii) all proceeds to the foregoing.

2.           Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Note [and the Warrant] is determined and payable as follows: at Seller’s election, to be indicated on the signature page hereto, either (A) 80% of the original principal amount of the Note in cash (the “Cash Option”), or (B) 100% to 110% of the original principal amount of the Note (as further described below), of which 50% will be payable in cash and 50% will be payable in shares of common stock of Pioneer, par value $0.001 per share (the “Pioneer Stock”), valued at the volume-weighted average trading price per share of the Pioneer Stock on the Nasdaq Capital Market and similar exchanges during the 15 consecutive trading-day period ending on December 12, 2014 (the “Combination Option”). Notwithstanding the foregoing, if, as a result of Noteholders electing to receive the Combination Option, the aggregate consideration payable to all of the Noteholders accepting the proposal exceeds the Maximum Note Purchase Amount less the aggregate principal amount of Notes represented by non-accepting Noteholders (such excess, the “Excess Consideration”), then Seller acknowledges and agrees that the Purchase Price payable to each such Noteholder electing to receive the Combination Option (including, for the avoidance of doubt, Seller if, and to the extent, Seller has elected to receive the Combination Option) shall be reduced by such Noteholder’s pro rata portion (based on the relative outstanding principal amount of tendered notes held by Noteholders electing to receive the Combination Option) of the Excess Consideration. Such reduction in the Purchase Price from 110% of the original principal amount of the Note shall be apportioned equally between the cash and Pioneer Stock portions of the Combination Option.

3.            The Closing.

A.                 The closing of the transactions contemplated hereby (the “Closing”) shall take place by electronic communication not later than two (2) business days after the Expiration Date or at such time as the parties hereto mutually agree, but in no event later than 30 days after the Expiration Date (as such date may be extended pursuant to the provisio to this sentence, the “Long Stop Date”), provided that all of the conditions set forth in paragraph 6 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith; provided further, however, that the parties hereto may mutually agree to extend the Long Stop Date by not more than 30 days. At any time after the Long Stop Date this Agreement may be terminated by PTES or Pioneer by delivering written notice of termination to the other parties hereto. Upon any such termination, no party hereto shall have any further obligation or liability to the other parties hereto.

B.                 Concurrently with the execution of this Agreement, Seller shall deliver to PTES original Note [and the Warrant] to be held by PTES pending the Closing. To the extent that PTES and Pioneer terminate this Agreement pursuant to paragraph 3.A. or the transactions contemplated hereby fail to consummate, PTES shall promptly return the tendered Note [and Warrant] to Seller.

C.                 At Closing, PTES shall deliver the cash portion of the Purchase Price by wire transfer to the account identified by Seller in the signature page hereto, and, if Seller has elected the Combination Option, in addition to the cash portion of the Purchase Price to be delivered by PTES by wire transfer, Pioneer shall deliver a stock certificate representing the Pioneer Stock payable to Seller to the address of Seller set forth in the signature page hereto.

4.             Representations and Warranties of Seller. Seller hereby represents and warrants to PTES and Pioneer as follows:

A.                 Seller is the sole beneficial and record owner of all of the Transferred Rights and Seller owns the Transferred Rights, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the Transferred Rights free of any such claim, lien, security interest or encumbrance. Seller has not entered into any option or other agreement regarding the sale of the Note [or the Warrant] other than this Agreement.

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B.                 Seller (i), if an entity, is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii), if an entity, is in good standing under such laws and (iii) has all requisite power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder.

C.                 This Agreement, when duly executed and delivered by Seller, will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

D.                 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not result in any violation of any agreement, instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which Seller is subject, or constitute, with or without the passage of time and giving of notice, an event that results in the creation of any lien, charge or encumbrance upon any of the Transferred Rights.

E.                 The principal amount of the Note [and the number of common stock of the Company issuable upon exercise of the Warrant] as of the date of this Agreement is accurately stated in the signature page hereto, and there is no funding obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Transferred Rights or all obligations and liabilities of Seller with respect to, or in connection with, the Transferred Rights that Seller, PTES or Pioneer is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full.

F.                   No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating Seller as the bankrupt or the insolvent, are pending or, to the knowledge of Seller, threatened and Seller has not made an assignment for the benefit of creditors, nor has Seller taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

G.                   Seller has complied with, and has performed, all obligations required to be complied with or performed by it under the Note [or the Warrant] (if any), and Seller has not breached any of its representations, warranties, obligations, agreements or covenants under the Note [or the Warrant]. Seller has not entered into any amendment or modification of the Note [or the Warrant] with the Company or granted any waiver of any of the Company’s obligations under the Note [or the Warrant], except for such amendments, modifications, and waivers disclosed to PTES prior to the date of this Agreement.

H.                   Seller (i) is a sophisticated entity with respect to the sale of the Transferred Rights, (ii) has adequate information concerning the business and financial condition of PTES to make an informed decision regarding the sale of the Transferred Rights and (iii) has independently and without reliance upon PTES or Pioneer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon PTES’s and Pioneer’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that neither PTES nor Pioneer has given Seller any investment advice or opinion on whether the sale of the Transferred Rights is prudent.

I.                   Seller has not engaged in any acts or conduct or made any omissions (including by virtue of Seller’s holding any funds or property of, or owing amounts or property to, the Company, that will result in PTES’s receiving proportionately less in payments or distributions under, or less favorable treatment (including the timing of payments or distributions) for, the Transferred Rights than is received by other Noteholders of the same kind, class or type as the Note [or the Warrant].

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J.                   Seller acknowledges that any Pioneer Stock it is acquiring pursuant to this Agreement (if any) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the certificates evidencing such Pioneer Stock will contain a restrictive legend. Seller acknowledges that such Pioneer Stock may not be resold except pursuant to registration under the Securities Act or an exemption therefrom.

K.                 Seller acknowledges that the Pioneer Stock it is acquiring pursuant to this Agreement (if any) were not offered to Seller by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (b) any seminar or meeting to which Seller was invited by any of the foregoing means of communications.

L.                  Seller (i) is a sophisticated entity with respect to the acquisition of the Pioneer Stock (if any), (ii) has adequate information concerning the business and financial condition of Pioneer to make an informed decision regarding the acquisition of the Pioneer Stock (if any) and (iii) has independently and without reliance upon Pioneer, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Pioneer’s express representations, warranties, covenants, agreements and indemnities in this Agreement. Seller acknowledges that Pioneer has not given Seller any investment advice or opinion on whether the acquisition of the Pioneer Stock is prudent. Seller is acquiring the Pioneer Stock (if any) for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof. Seller is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.

4.            Representations and Warranties of PTES and Pioneer. Each of PTES and Pioneer, severally and not jointly, hereby represents and warrants to Seller as follows:

A.                 Each of PTES and Pioneer (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has all requisite power, legal capacity and authority to enter into this Agreement and perform its obligations hereunder.

B.                 This Agreement, when duly executed and delivered by each of PTES and Pioneer, will constitute a legal, valid and binding obligation of PTES and Pioneer, respectively, enforceable against each of PTES and Pioneer in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

C.                 No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is necessary or required as to it in order to constitute this Agreement as a valid, binding and enforceable obligation of it in accordance with its terms.

5.             Additional Representations and Warranties of Pioneer. Pioneer hereby further represents and warrants to Seller that the shares of Pioneer Stock being delivered to Seller hereunder, if any, are duly authorized, validly issued, fully paid and non-assessable.

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6.             Closing Conditions.

A.                 Conditions Precedent to the Obligation of Seller. The obligation hereunder of Seller is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the sole benefit of Seller and may be waived by Seller at any time.

i.	Accuracy of PTES’s and Pioneer’s Representations and Warranties. Each of the representations and warranties of PTES and Pioneer shall be true and correct in all respects as of the date when made and as of the date of the Closing as though made at that time.

ii.	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

iii.	Delivery of Purchase Price. The Purchase Price shall have been delivered to Seller.

iv.	Pioneer Stock Certificate. If any Pioneer Stock shall be issued to Seller as a portion of the Purchase Price, Pioneer shall have delivered to Seller a stock certificate for the Pioneer Stock being issued to Seller at Closing.

B.                 Conditions Precedent to the Obligation of PTES and Pioneer. The obligation hereunder of each of PTES and Pioneer is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for PTES’s and Pioneer’s benefit only and may be waived by them at any time. Any waiver of these closing conditions shall require the affirmative written consent of both PTES and Pioneer.

i.	Accuracy of Seller’s Representations and Warranties. Each of the representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the date when made and as of the date of the Closing as though made at that time.

ii.	Execution by Expiration Date. Completed and duly executed Agreement shall have been received and accepted by PTES prior to the Expiration Date as set forth in the Circular.

iii.	Delivery of the Original Note [and the Warrant]. Concurrently with the execution of this Agreement, Seller shall have delivered the original Note [and the Warrant] to PTES in accordance with the Circular, and such original Note [and the Warrant] shall have been received and accepted by PTES prior to the Expiration Date.

iv.	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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v.	Minimum Condition. Noteholders representing more than 75% of the aggregate amount of principal of outstanding convertible and non-convertible notes of PTES shall have agreed to sell the notes to PTES pursuant to the terms and conditions described in the Circular and shall have executed note purchase agreements; provided, however, PTES shall reserve the right to purchase the tendered Note [and Warrant] even if the condition described in this paragraph 6.B.v. is not met.

7.            General Provisions.

A.                 Entire Agreement; Amendment and Waiver. Except as set forth herein, each of Seller, PTES and Pioneer is not relying upon any representations other than those specifically contained herein. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, among the parties hereto with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto. No waiver of any provision of this Agreement shall be effective against a party unless in a writing duly executed and delivered by such party. No waiver of any particular provision of this Agreement shall constitute a waiver of any other provision hereof. No waiver of any provision of this Agreement in respect of a particular event or circumstance shall constitute a waiver of the same provision in respect of any other event or circumstance. Any failure by the parties hereto to enforce any rights hereunder shall not be deemed a waiver of such rights.

B.                 Indemnification. In the event Seller breaches any of its representations, warranties, and/or covenants contained herein or in the event any type of liability is or was created with regard to the Transferred Rights arising prior to Closing, then Seller shall indemnify PTES and Pioneer from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses and the cost of enforcing this indemnification.

C.                 Fairness of the Purchase Price. Seller, PTES and Pioneer hereby acknowledge, as evidenced by their signatures hereto, that the Purchase Price is fair, equitable and valid.

D.                 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. The parties consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York, for any action, dispute, claim or proceeding arising out of this Agreement or the transactions contemplated hereby.

E.                  Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

F.                  Specific Performance. Seller recognizes and acknowledges that a breach by Seller of any covenants or agreements contained in this Agreement will cause PTES and Pioneer to sustain damages for which PTES and Pioneer would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach, PTES and Pioneer shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which PTES and Pioneer may be entitled, at law or in equity and PTES and Pioneer shall not be required to post a bond hereunder.

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G.                 Survival of Representations and Warranties. All representations and warranties made by the parties to this Agreement shall survive the Closing and shall not be affected by any investigation made prior to the Closing.

H.                 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument and shall bind all parties signing such counterpart.

I.                    Further Assurances. Following the Closing, each of Seller, PTES and Pioneer shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

J.                   Seller acknowledges and agrees that PTES and Pioneer may make individual proposals to Noteholders on terms that are different than the terms set forth in the Circular or this Agreement, including, without limitation, with respect to purchase price (“Side Letters”); nothing herein or in the Circular shall be deemed to restrict or prohibit Side Letters and neither PTES nor Pioneer has any obligation to disclose or offer any Side Letters to Seller. Seller acknowledges that it shall not have any claim against PTES or Pioneer with respect to any Side Letters.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

PTES Acquisition Corp.

By:
Name: Andrew Minkow
Title: Chief Financial Officer

Pioneer Power Solutions, Inc.

By:
Name: Andrew Minkow
Title: Chief Financial Officer

Consented to and Accepted:

Titan Energy Worldwide, Inc.

By:___________________________

 Name: Andrew Minkow

 Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR SELLER FOLLOWS]

Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of this ___ day of ____________, _______.

Name of Seller: ______________________________________________________________________

Signature of Authorized Signatory of Seller: _______________________________________________

Name and Title of Authorized Signatory (if Seller is an entity): _________________________________

Email Address of Authorized Signatory:__________________________________________________

Facsimile Number of Authorized Signatory: _________________________________________________

Address for Notice to Seller:

Principal Amount of Note: $_________________

Note Issue Date: ___________________________

Number of Shares of Common Stock Issuable upon Exercise of the Warrant (if any): __________________

Warrant Issue date: _________________________

Payment shall take the form of (check one applicable box):

☐ 80% of the original principal amount of the Note in cash (the “Cash Option”); or

☐100% to 110% of the original principal amount of the Note, of which 50% will be payable in cash and 50% will be payable in shares of common stock of Pioneer, par value $0.001 per share, valued at the 15-day volume-weighted average price per share of the Pioneer Stock on the Nasdaq Capital Market and similar exchanges ending on December 12, 2014 (the “Combination Option”)

Seller’s tax identification number or social security number: _________________

Address for Delivery of Pioneer Stock to Seller (if not same as address for notice):

Seller Wire Instructions for Cash Payment: